UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2007

DDi Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-30241	06-1576013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Senior Management Bonus Program

On December 4, 2007, the Compensation Committee of the Board of Directors of DDi Corp. (the “Company”) adopted the Dynamic Details, Incorporated Senior Management Bonus Program for the fiscal year ending December 31, 2008 (the “2008 Bonus Program”). Selected employees, including all of the Company’s executive officers, are eligible to participate in the 2008 Bonus Program. Each participant in the 2008 Bonus Program has been assigned a target annual cash bonus. Participants may earn their bonuses based on (a) the achievement by the Company of certain financial goals set forth in the Company’s annual budget related to the Company’s EBITDA from the Company’s consolidated operations less the total amount of bonus payments awarded under the 2008 Bonus Program and certain other adjustments (“Net EBITDA”); and (b) meeting annual personal objectives established for each participating employee. Under the 2008 Bonus Program, (i) the target bonus for Mikel Williams, the President and Chief Executive Officer of the Company, is $375,000, with the opportunity to earn 0-190% of this amount based on the level of personal performance and the achievement of the Company’s financial goals; (ii) the target bonus for Mike Mathews, the Senior Vice President – Manufacturing Operations of the Company, is $100,000 with the opportunity to earn 0-150% of this amount based on the level of personal performance and the achievement of the Company’s financial goals, (iii) the target bonus for Jerry Barnes, the Senior Vice President – Sales of the Company, is $150,000 with the opportunity to earn 0-167% of this amount based on the level of personal performance and the achievement of the Company’s financial goals, and (iv) the target bonus for Sally Goff, the Chief Financial Officer of the Company, is $75,000, with the opportunity to earn 0-150% of this amount based on the level of personal performance and the achievement of the Company’s financial goals. The 2008 Bonus Program also provides the Compensation Committee with discretion to grant additional discretionary bonuses to participants, including the Company’s executive officers, in the event that the Company achieves Net EBIDTA of 150% or more of the Company’s target. The Compensation Committee also approved an increase in the base salary of Jerry Barnes from $200,000 to $250,000. A summary of the 2008 Bonus Program is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Equity Grants to Certain Named Executive Officers

On December 4, 2007, the Company granted to the following named executive officers pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”) the following number of shares of the Company’s restricted stock:

Executive Officer	Title	Shares of Restricted Stock(#)
Mikel H. Williams	President and Chief Executive Officer	40,000

Mike Mathews	Senior Vice President – Manufacturing Operations	20,000

Jerry Barnes	Senior Vice President – Sales	20,000

Sally Goff	Vice President & Chief Financial Officer	20,000

The grants of shares of restricted stock vest in three equal annual installments over a three-year period. In addition, the vesting of the restricted stock will accelerate upon the occurrence of a Change in Control (as defined in the Plan). While unvested, the holder of restricted stock is entitled to the same voting and dividend rights as all other holders of common stock. The form of Restricted Share Award Agreement under the Plan is filed as Exhibit 99.2 to this report and incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

The Board of Directors of the Company has approved an amendment to the Company’s Amended and Restated Bylaws effective December 31, 2007 to allow for the Company’s shares of stock to be uncertificated and as such, be eligible for participation in a direct registration system (“DRS”). The Amended and Restated Bylaws previously stated that every holder of stock of the Company was entitled to a certificate.

The Amended and Restated Bylaws were amended to allow the Company to comply with the requirements of NASDAQ that the securities of listed companies be DRS eligible. The full text of the Company’s Amended and Restated Bylaws, as amended, is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended & Restated Bylaws of DDi Corp. (as amended)

99.1	Dynamic Details Incorporated 2008 Senior Management Bonus Program

99.2	Form of Restricted Share Award Agreement under the DDi Corp. 2005 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: December 10, 2007	By:	/s/ Kurt E. Scheuerman
Kurt E. Scheuerman
Vice President & General Counsel

Exhibit Index

Exhibit No.	Description
3.1	Amended & Restated Bylaws of DDi Corp. (as amended)

99.1	Dynamic Details Incorporated 2008 Senior Management Bonus Program

99.2	Form of Restricted Share Award Agreement under the DDi Corp. 2005 Stock Incentive Plan